Exhibit 23.2







                 CONSENT OF INDEPENDENT ACCOUNTANTS




      We consent to the incorporation by reference in the registration statements of Consolidated Rail Corporation and subsidiaries on Forms S-3 (File Nos. 33-34040 and 33-64670) of our report dated January 24, 1994 on our audits of the consolidated financial statements and financial statement schedule of Consolidated Rail Corporation and subsidiaries as of December 31, 1993 and for each of the two years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.








      COOPERS & LYBRAND L.L.P


      2400 Eleven Penn Center
      Philadelphia, Pennsylvania
      March 27, 1995